Item 77C DWS Davis Venture Value VIP
(a series of DWS Variable Series II)

Registrant incorporates by reference
the Registration Statement on Form
N-14 for DWS Variable Series II filed
on March 12, 2009 (SEC Accession No.
0001193125-09-052343).
A Special Meeting of Shareholders of
DWS Davis Venture Value VIP
(the "Portfolio") was held on
April 13, 2009 at the offices of
Deutsche Asset Management, 345 Park
Avenue, New York, NY 10154. The
following matter was voted upon by
the shareholders of said Portfolio
(the resulting votes are
presented below):

1. Approving an Agreement and Plan
of Reorganization and the transactions
it contemplates, including the
transfer of all of the assets of the
Portfolio to DWS Large Cap Value VIP
("Large Cap Value"), in exchange for
shares of Large Cap Value and the
assumption by Large Cap Value of all
the liabilities of the Portfolio,
and the distribution of such shares,
on a tax-free basis for federal
income tax purposes, to the
shareholders of the Portfolio in
complete liquidation and
termination of the Portfolio.

Number of Votes:
For
Against
Abstain
15,108,917.899
436,000.999
901,495.728


Item 77C DWS Janus Growth & Income VIP
(a series of DWS Variable Series II)

Registrant incorporates by reference
the Registration Statement on Form
N-14 for DWS Variable Series I filed
on March 12, 2009 (SEC Accession No.
0001193125-09-052545).
A Special Meeting of Shareholders of
DWS Janus Growth & Income VIP (the
"Portfolio") was held on
April 13, 2009 at the offices of
Deutsche Asset Management, 345 Park
Avenue, New York, NY 10154. The
following matter was voted upon by
the shareholders of said Portfolio
(the resulting votes are
presented below):

1. Approving an Agreement and Plan
of Reorganization and the transactions
it contemplates, including the transfer
of all of the assets of the Portfolio
to DWS Capital Growth VIP
("Capital Growth"), in exchange for
shares of Capital Growth and the
assumption by Capital Growth of all
the liabilities of the Portfolio, and
the distribution of such shares, on a
tax-free basis for federal income tax
purposes, to the shareholders of the
Portfolio in complete liquidation and
termination of the Portfolio.

Number of Votes:
For
Against
Abstain
9,061,667.460
321,646.835
769,831.603